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                                                                       EXHIBIT 8

                [Letterhead of Wildman, Harrold, Allen & Dixon]




                               January 20, 1998


MMI Companies, Inc.
MMI Capital Trust I
540 Lake Cook Road
Deerfield, IL  60015-5290

               Re:  MMI Companies, Inc. and MMI Capital Trust I
                    Registration Statement on Form S-4
                    -------------------------------------------

Dear Ladies and Gentlemen:

        We have acted as special United States tax counsel to MMI Companies, Inc. (the "Company") and to MMI Capital Trust I (the "Trust") in connection with the Registration Statement on Form S-4 (the "Registration Statement") of the Company and the Trust filed by them with the Securities and Exchange Commission on January 20, 1998. Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

        Subject to the assumptions and limitations set forth therein and in this letter, we hereby confirm to you our opinion as set forth in the Registration Statement in the discussion under the heading "Certain Federal Income Tax Consequences."

        In connection with this opinion we have assumed the following:

        (1) The Exchange Offer will be effected in accordance with the Registration Rights Agreement and the Indenture.

        (2) The Company intends to, and by acceptance of a Capital Security, each holder covenants to, treat the Junior Subordinated Debentures as debt for U.S. federal income tax purposes.

        (3) The facts, representations and covenants contained in a letter to our firm from the Company dated December 23, 1997, were true and correct when made and will remain true and correct through the consummation of the Exchange.
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        We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and the references to us under the headings "Certain Federal Income Tax Consequences" and "Validity of Exchange Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/  WILDMAN, HARROLD, ALLEN & DIXON
                                        ----------------------------------------
                                             Wildman, Harrold, Allen & Dixon